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                                                                     EXHIBIT 4.1

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of January 13, 2004, by and between NUMEREX CORP., a Pennsylvania corporation (the "COMPANY"), and LAURUS MASTER FUND, LTD., a Cayman Islands company (the "PURCHASER").

                                    RECITALS

         WHEREAS, the Company has authorized the sale to the Purchaser of a Convertible Term Note in the aggregate principal amount of four million five hundred thousand dollars ($4,500,000) (the "NOTE"), which Note is convertible into shares of the Company's common stock, no par value per share (the "COMMON STOCK") at a fixed conversion price of $4.56 per share of Common Stock ("FIXED CONVERSION PRICE");

         WHEREAS, the Company wishes to issue a warrant to the Purchaser to purchase up to 300,000 shares (subject to adjustment in accordance with the terms thereof) of the Company's Common Stock in connection with Purchaser's purchase of the Note;

         WHEREAS, Purchaser desires to purchase the Note and Warrant on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Note and Warrant to Purchaser on the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AGREEMENT TO SELL AND PURCHASE. Pursuant and subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company a Note in the amount of $4,500,000 convertible in accordance with the terms thereof into shares of the Company's Common Stock in accordance with the terms of the Note and this Agreement. The Note purchased on the Closing Date shall be known as the "OFFERING." A form of the Note is annexed hereto as Exhibit A. The Note will have a Maturity Date (as defined in the Note) thirty six (36) months from the date of issuance, subject to acceleration in accordance with the terms thereof. Collectively, the Note and Warrant (as defined in Section 2) and Common Stock issuable in payment of the Note, upon conversion of the Note and upon exercise of the Warrant are referred to as the "SECURITIES".

         2.       FEES AND WARRANT. On the Closing Date:

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                      (a) The Company will issue and deliver to the Purchaser a
Warrant to purchase up to 300,000 shares (subject to increase in accordance with the terms thereof) of Common Stock in connection with the Offering (the "WARRANT") pursuant to Section 1 hereof. The Warrant must be delivered on the Closing Date. A form of Warrant is annexed hereto as Exhibit B. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchaser by the Company are hereby also made and granted in respect of the Warrant and shares of the Company's Common Stock issuable upon exercise of the Warrant (the "WARRANT SHARES").

                      (b) Upon execution and delivery of this Agreement by the Company and Purchaser, the Company shall pay to Laurus Capital Management, LLC, manager of Purchaser (i) a closing payment in an amount equal to three and one half percent (3.5%) of the aggregate principal amount of the Note. The foregoing fee is referred to herein as the "CLOSING PAYMENT".

                      (c) The Company shall reimburse the Purchaser for its reasonable legal fees for services rendered to the Purchaser in preparation of this Agreement and the Related Agreements (as hereinafter defined), and expenses in connection with the Purchaser's due diligence review of the Company and relevant matters. Amounts required to be paid hereunder will be paid at the Closing and shall not exceed $35,000 for legal expenses and $7,500 for performing due diligence inquiries on the Company.

                      (d) The Closing Payment, legal fees and due diligence fees (net of deposits previously paid by the Company) shall be paid at closing out of funds held pursuant to a Funds Escrow Agreement of even date herewith among the Company, Purchaser, and the escrow agent named therein (the "FUNDS ESCROW AGREEMENT") and a disbursement letter (the "DISBURSEMENT LETTER").

         3.       CLOSING, DELIVERY AND PAYMENT.

                  3.1 CLOSING. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the "CLOSING"), shall take place on the date hereof, at such time, place or manner as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the "CLOSING DATE").

                  3.2 DELIVERY. Pursuant to the Funds Escrow Agreement in the form attached hereto as Exhibit D, at the Closing on the Closing Date, the Company will deliver to the Purchaser, among other things, a Note in the form attached as Exhibit A representing the principal amount of $4,500,000 and a Warrant in the form attached as Exhibit B in the Purchaser's name representing 300,000 Warrant Shares and the Purchaser will deliver to the Company, among other things, the amounts set forth in the Disbursement Letter by wire transfer of immediately available funds.

         4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as set forth below which disclosures are supplemented by, and subject to the Company's filings under the Securities Exchange Act of 1934 and any exhibits thereto (including without limitation any information furnished under cover of Form 8-K) (collectively,

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the "EXCHANGE ACT FILINGS"). All references herein to the Company's "knowledge"
shall refer to the actual knowledge of any officer of the Company.

                  4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company has the corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, and the Note and the Warrant to be issued in connection with this Agreement, the Security Agreement relating to the Note dated as of the date hereof between the Company and the Purchaser (the "SECURITY AGREEMENT"), the Registration Rights Agreement relating to the Securities dated as of the date hereof between the Company and the Purchaser (the "REGISTRATION RIGHTS AGREEMENT") and all other agreements referred to herein (as each of the same may be amended, modified and supplemented from time to time, collectively, the "RELATED AGREEMENTS"), to issue and sell the Note and the shares of Common Stock issuable upon conversion of the Note (the "NOTE SHARES"), to issue and sell the Warrant and the Warrant Shares, and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would be reasonably expected not to have a material adverse effect on the Company, its Subsidiaries or their assets, condition (financial or otherwise), business or results of operations, taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  4.2 SUBSIDIARIES. The Company owns all of the issued and outstanding capital stock or other equity interests of the business entities listed on Schedule 4.2 (the "Subsidiaries"). The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity.

                  4.3      CAPITALIZATION; VOTING RIGHTS.

                      (a) The authorized capital stock of the Company, as of the date hereof, consists of 38,000,000 shares, of which (i) 30,000,000 are shares of Class A Common Stock, no par value per share, 13,179,620 shares of which are issued and outstanding, (ii) 5,000,000 are shares of Class B Common Stock, no par value per share, none of which are issued and outstanding, and (iii) 3,000,000 are shares of preferred stock, no par value per share, none of which are issued and outstanding.

                      (b) Except as disclosed on Schedule 4.3 or the Exchange Act Filings, other than (i) the shares reserved for issuance under the Company's stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Except as disclosed on Schedule 4.3 or the Exchange Act Filings, neither the offer, issuance or sale of any of the Note or Warrant, or the issuance of any of the Note Shares or Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the exercise or conversion price or

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number of any securities of the Company outstanding pursuant to anti-dilution or other similar provisions binding upon the Company and contained in or affecting any such securities.

                      (c) All issued and outstanding shares of the Common Stock
(i) have been duly authorized and validly issued and are fully paid and nonassessable and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities, except where the failure to comply with state "blue sky" laws would not be reasonably expected to have a Material Adverse Effect.

                      (d) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company's Articles of Incorporation (the "CHARTER") and as provided under applicable law. The Note Shares and Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Company's Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

                  4.4 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers and directors necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder at the Closing and, the authorization, sale, issuance and delivery of the Note and Warrant has been taken or will be taken prior to the Closing. The Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable or legal remedies. The sale of the Note and the subsequent conversion of the Note into Note Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Warrant and the subsequent exercise of the Warrant for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

                  4.5 LIABILITIES. The Company, to its knowledge, has no material contingent liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any Exchange Act Filings.

                  4.6      AGREEMENTS; ACTION. Except as set forth on Schedule
4.6 or as disclosed in any Exchange Act Filings:

                      (a) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $150,000 (other than obligations of, or payments to, the Company arising from agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the

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Company (other than licenses arising from the purchase of "off the shelf" or other standard products or licenses by the Company as licensor in the ordinary course of the Company's business consistent with past practices); (iii) provisions restricting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights other than as incidental to licenses by the Company as licensor in the ordinary course of the Company's business consistent with past practices.

                      (b) Except as disclosed in the Exchange Act Filings, since December 31, 2002, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock or otherwise, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $150,000 or, in the case of indebtedness and/or liabilities individually less than $150,000, in excess of $250,000 in the aggregate, (iii) made any loans or advances to any person not in excess, individually or in the aggregate, of $150,000, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                      (c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  4.7 OBLIGATIONS TO RELATED PARTIES. Except as set forth on Schedule 4.7, there are no obligations of the Company to officers, directors, or employees of the Company other than (a) for payment of salary for services rendered and for bonus payments, (b) reimbursement for reasonable expenses incurred on behalf of the Company, (c) for employee benefits made available to employees or groups of employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company) and (d) obligations listed in the Company's financial statements or disclosed in any of its Exchange Act Filings. Except as described above or set forth on
Schedule 4.7, none of the officers, directors or, to the Company's knowledge, key employees of the Company or any members of their immediate families, are indebted to the Company, individually or in the aggregate, in excess of $150,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company. Except as described above, no officer or director, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person. Except as set forth on Schedule 4.7 or as disclosed in the Exchange Act Filings, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation other than guaranties of obligations of any of the Subsidiaries.

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                  4.8      CHANGES. Since December 31, 2002, except as disclosed
in any Exchange Act Filing, Schedule 4.8 or in any other Schedule to this Agreement or to any of the Related Agreements, there has not been.

                      (a) Any change in the assets, liabilities, financial condition, prospects or operations of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect excluding
(i) general market, economic or geopolitical conditions affecting the U.S. economy in general and (ii) any such effect resulting from consummation or announcement of the transactions contemplated by this Agreement or the Related Agreements or the Company's or its Subsidiaries' performance of their respective obligations hereunder or thereunder, as the case may be;

                      (b) Any resignation or termination of any officer, key employee or groups of employees of the Company;

                      (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or other contractual arrangement;

                      (d) Any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect;

                      (e) Any waiver by the Company of a material right or of a material debt owed to it;

                      (f) Any material change in any compensation arrangement or agreement with any employee, officer or director other than routine annual increases in compensation or promotions or bonuses awarded in the ordinary course;

                      (g) to the Company's knowledge, any labor organization activity related to the Company;

                      (h) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                      (i) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets, other than the nonexclusive license by the Company of any such patents, trademarks, copyrights, trade secrets or other intangible assets to customers, suppliers or contract manufacturers in the ordinary course of the Company's business consistent with past practices;

                      (j) Any change in any material agreement to which the Company is a party or by which it is bound which change has had or would reasonably be expected to have a Material Adverse Effect;

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                      (k) Any other event or condition of any character that,
either individually or cumulatively, has or would reasonably be expected to have a Material Adverse Effect; or

                      (l) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (l) above.

                  4.9 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. Except as set forth on Schedule 4.9 or as disclosed in the Exchange Act Filings, the Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, (c) those that have otherwise arisen in the ordinary course of business and (d) those that are to be released upon application of the proceeds of the sale of the Note pursuant to the Disbursement Letter. To the Company's knowledge, all facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on
Schedule 4.9 or as disclosed in the Exchange Act Filings, the Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

                  4.10     INTELLECTUAL PROPERTY. Except as set forth in
Schedule 4.10 or as disclosed in the Exchange Act Filings:

                      (a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted (the "INTELLECTUAL PROPERTY"), without, to the knowledge of the Company, any infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing Intellectual Property (other than for licenses of Intellectual Property under which the Company is the licensor in connection with the Company's agreements with suppliers, contract manufacturers, customers or clients in the ordinary course of the Company's business consistent with past practice) nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

                      (b) The Company has not received any written communications alleging that the Company has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

                      (c) The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company.

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                  4.11     COMPLIANCE WITH OTHER INSTRUMENTS. Except as set
forth on Schedule 4.11 or as disclosed in the Exchange Act Filings, the Company is not in violation or default of any term of its Charter or Bylaws, or of any material provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ. Except as set forth on Schedule 4.11 or as disclosed in the Exchange Act Filings, the execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Note by the Company and the other Securities by the Company each pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

                  4.12 LITIGATION. Except as set forth on Schedule 4.12 hereto or as disclosed in the Exchange Act Filings, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that prevents the Company to enter into this Agreement or the Related Agreements, or to consummate the transactions contemplated hereby or thereby, or which, if adversely determined, would reasonably be expected to have a Material Adverse Effect. Except as set forth on
Schedule 4.12 or as disclosed in the Exchange Act Filings, the Company is not a party or subject to the provisions of any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate, which if adversely determined, would reasonably be expected to have a Material Adverse Effect.

                  4.13 TAX RETURNS AND PAYMENTS. The Company has timely filed all material tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Except as set forth on Schedule 4.13 or as disclosed in the Exchange Act Filings, the Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any material deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any material liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

                  4.14 EMPLOYEES. Except as set forth on Schedule 4.14, the Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. Except as disclosed in the Exchange Act Filings or on Schedule 4.14, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement other than those entered into in the ordinary course. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any material term of any material employment

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contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. To the Company's knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere in any material respect with their duties to the Company. The Company has not received any written notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Company, no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. Except as set forth on Schedule 4.14, the Company is not aware that any officer or key employee intends to terminate his, her or their employment with the Company.

                  4.15 REGISTRATION RIGHTS AND VOTING RIGHTS. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, to the Company's knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

                  4.16     COMPLIANCE WITH LAWS; PERMITS. Except as set forth on
Schedule 4.16, to its knowledge, the Company is not in violation in any material respect of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of any of the Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that may be made after the Closing, as will be filed in a timely manner or except where failure to obtain any such order, permission, consent, approval, or authorization would be reasonably expected not to have a Material Adverse Effect. The Company has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would materially and adversely affect the business, properties, prospects or financial condition of the Company.

                  4.17 ENVIRONMENTAL AND SAFETY LAWS. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, except where the failure to so comply has not had and/or could not reasonably be expected to have a Material Adverse Effect, and to the Company's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 4.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company's knowledge,

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by any other person or entity, in a manner not materially compliant with any applicable statute, law or regulation relating to the environment or occupational health and safety of any property owned, leased or used by the Company. For the purposes of the preceding sentence, "Hazardous Materials" shall mean (a) materials which are listed or otherwise defined as "Hazardous Materials" or "toxic" under any applicable local, state or federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

                  4.18 VALID OFFERING. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws except where a failure to comply with state "blue sky" laws would be reasonably expected not to have a Material Adverse Effect.

                  4.19 FULL DISCLOSURE. The Company has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Note and Warrant. Neither this Agreement, the exhibits and schedules hereto, the Related Agreements nor any other document delivered by the Company to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by the Company were based on the Company's experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of such projections or estimates, believed to be reasonable.

                  4.20 INSURANCE. The Company has general commercial, product liability, fire and casualty insurance policies with coverages which the Company believes are customary for companies similarly situated to the Company in the same or similar business.

                  4.21 SEC REPORTS. Except as set forth on Schedule 4.21, the Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act. The Company has furnished the Purchaser with copies of (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and (ii) its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, and the Form 8-K filings which it has made during 2003 to date (collectively, the "SEC REPORTS"). Except as set forth on Schedule 4.21, each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.22 LISTING. The Company's Common Stock is listed for trading on the NASDAQ National Market System and satisfies the requirements for the continuation of such listing in all material respects. The Company has not received any written notice from the NASD or Nasdaq that its Common Stock will be delisted from the NASDAQ National Market System or that its Common Stock does not meet all requirements for listing.

                  4.23 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

                  4.24 STOP TRANSFER. The Securities are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Note Shares or Warrant Shares at such time as they are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

                  4.25 DILUTION. The Company specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Note and exercise of the Warrant is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

         5.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

                  The Purchaser hereby represents and warrants to the Company as follows:

                  5.1 NO SHORTING. Neither the Purchaser nor any of its affiliates or investment partners has or has caused or advised any person or entity, directly or indirectly, to engage in "short sales" of the Company's Common Stock or any other hedging strategies involving the Company's publicly traded securities.

                  5.2 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

                  5.3 INVESTMENT REPRESENTATIONS. Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement, including, without limitation, that the Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note and the Warrant to be purchased by it under this Agreement and the Note Shares and the Warrant Shares acquired by it upon the conversion of the Note and the exercise of the Warrant, respectively. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company's business, management and financial affairs and the terms and conditions of the Offering, the Note, the Warrant and the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

                  5.4 PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to (i) an effective registration statement under the Securities Act, or (ii) an exemption from registration is available with respect to such sale.

                  5.5 ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Note and Warrant and the Note Shares and the Warrant Shares for Purchaser's own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

                  5.6 PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business and financial experience, Purchaser has the capacity to evaluate the merits and risks of its investment in the Note, the Warrant and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Related Agreements.

                  5.7 ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  5.8      LEGENDS

                      (a) The Note shall bear substantially the following legend:

                  "THIS NOTE AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES

                  LAWS. THIS NOTE AND THE CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NUMEREX CORP. THAT SUCH REGISTRATION IS NOT REQUIRED."

                      (b) The Note Shares and the Warrant Shares, if not issued by DWAC system (as hereinafter defined), shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND ANY APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NUMEREX CORP. THAT SUCH REGISTRATION IS NOT REQUIRED."

                      (c) The Warrant shall bear substantially the following legend:

                  "THIS WARRANT AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE CLASS A COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NUMEREX CORP. THAT SUCH REGISTRATION IS NOT REQUIRED."

         6.       COVENANTS OF THE COMPANY.

                  The Company covenants and agrees with the Purchaser that for so long as the Note is outstanding, the Company shall do as follows:

                  6.1 STOP-ORDERS. The Company will advise the Purchaser, promptly after it receives notice of issuance by the Securities and Exchange Commission (the "SEC"), any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

                  6.2 LISTING. The Company will use commercially reasonable efforts to maintain the listing of its Common Stock on the NASDAQ National Market System or other national securities exchange, and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

                  6.3 MARKET REGULATIONS. The Company shall notify the SEC, NASD and, if required under state securities laws, all applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to Purchaser and promptly provide following effectiveness thereof (except as otherwise provided in the Registration Rights Agreement) copies thereof to Purchaser.

                  6.4 REPORTING REQUIREMENTS. The Company will file with the SEC all reports required to be filed pursuant to the Exchange Act on a timely basis taking into account any and all extensions granted or permitted by the SEC, and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

                  6.5 USE OF FUNDS. The Company agrees that it will use the proceeds of the sale of the Note and Warrant for retirement of debt and other obligations and for general corporate purposes only.

                  6.6 ACCESS TO FACILITIES. The Company will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable prior written notice and during normal business hours, at such person's expense and accompanied by a representative of the Company, to (a) visit and inspect any of the properties of the Company, (b) examine the corporate and financial records of the Company (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom and (c) discuss the affairs, finances and accounts of the Company with the officers of the Company. Notwithstanding the foregoing, the Company will not provide any material, non-public information to the Purchaser unless the Purchaser signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

                  6.7 TAXES. The Company will promptly pay and discharge, or cause to be paid and discharged in all material respects, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

                  6.8 INSURANCE. The Company will keep its and its Subsidiaries' assets which are of an insurable character insured by insurers believed by the Company to be financially sound and reputable against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Company to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company and to the extent available on commercially reasonable terms; and the Company will maintain, with insurers believed by the Company to be financially sound and reputable, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company and to the extent available on commercially reasonable terms.

                  6.9 INTELLECTUAL PROPERTY. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed by it to be necessary to the conduct of its business.

                  6.10 PROPERTIES. The Company will use its commercially reasonable efforts to keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply in all material respects with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision would reasonably be expected to have a Material Adverse Effect.

                  6.11 CONFIDENTIALITY. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

                  6.12 REQUIRED APPROVALS. The Company, without the prior written consent of the Purchaser, shall not:

                      (a) directly or indirectly declare or pay any dividends, other than dividends with respect to its preferred stock;

                      (b) liquidate, dissolve or effect a material reorganization;

                      (c) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to perform the provisions of this Agreement or any of the agreements contemplated thereby; or

                      (d) materially alter or change the scope of the business of the Company.

                  6.13 REISSUANCE OF SECURITIES. The Company agrees to reissue certificates representing the Securities without the legends set forth in Section 5.7 above at such time as (a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act, or
(b) upon resale subject to an effective registration statement after such Securities are registered under the Securities Act. The Company agrees to cooperate with the Purchaser in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the selling Purchaser and broker, if any.

                  6.14 OPINION. On the Closing Date, the Company will deliver to the Purchaser an opinion or opinions acceptable to the Purchaser from the Company's legal counsel. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the conversion of the Note and exercise of the Warrant.

         7.       COVENANTS OF THE PURCHASER.

                  The Purchaser covenants and agrees with the Company as follows:

                  7.1 CONFIDENTIALITY. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

                  7.2 NON-PUBLIC INFORMATION. The Purchaser agrees not to effect any sales in the shares of the Company's Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

                  7.3 NO SHORTING. Neither the Purchaser nor any of its affiliates or investment partners shall or shall cause or advise any person or entity, directly or indirectly, to engage in "short sales" of the Company's Common Stock or any other hedging strategies involving the Company's publicly traded securities.

         8.       COVENANTS OF THE COMPANY AND PURCHASER REGARDING
                  INDEMNIFICATION.

                  8.1 COMPANY INDEMNIFICATION. The Company agrees to indemnify, hold harmless, reimburse and defend Purchaser, each of Purchaser's officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which results, arises out of or is based upon (i) any misrepresentations by Company or any breach of representation or warranty by Company in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement, or (ii) any breach or default in performance by Company of any covenant or undertaking to be performed by Company hereunder, or any other agreement entered into by the Company and Purchaser relating hereto.

                  8.2 PURCHASER'S INDEMNIFICATION. The Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon (i) any misrepresentation by Purchaser or any breach of any representation or warranty by Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by Purchaser of any covenant or undertaking to be performed by Purchaser hereunder, or any other agreement entered into by the Company and Purchaser relating hereto.

                  8.3 PROCEDURES. The procedures and limitations set forth in Section 9.5(c) and (d) shall apply to the indemnifications set forth in Sections 8.1 and 8.2.

         9.       CONVERSION OF CONVERTIBLE NOTE.

                  9.1      MECHANICS OF CONVERSION.

                      (a) Provided the Purchaser has notified the Company of the Purchaser's intention to sell the Note Shares and the Note Shares are included in an effective registration statement or are otherwise exempt from registration when sold: (i) Upon the conversion of the Note or part thereof, the Company shall, at its own cost and expense, take all necessary action (together with such other documents as the transfer agent shall request) to assure that the Company's transfer agent shall issue shares of the Company's Common Stock in the name of the Purchaser (or its nominee) or such other persons as designated by the Purchaser in accordance with Section 9.1(b) hereof and in such denominations to be specified representing the number of Note Shares issuable upon such conversion; and (ii) The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that after the Effective Date (as hereinafter defined) the Note Shares issued will be freely transferable subject to the prospectus delivery requirements of the Securities Act and the provisions of this Agreement, and will not contain a legend restricting the resale or transferability of the Note Shares.

                      (b) Purchaser will give notice of its decision to exercise its right to convert the Note or part thereof by telecopying or otherwise delivering an executed and completed notice of the number of shares to be converted to the Company (the "NOTICE OF CONVERSION"). The Purchaser will not be required to surrender the Note until the Purchaser receives a credit to the account of the Purchaser's prime broker through the DWAC system (as defined below), representing the Note Shares or until the Note has been fully satisfied. Each date on which a Notice of Conversion is telecopied or delivered to the Company in accordance with the provisions hereof shall be deemed a "CONVERSION DATE." Pursuant to the terms of the Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel within one (1) business day of the date of the delivery to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Purchaser's prime broker with the Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission

("DWAC") system within three (3) business days after receipt by the Company of the Notice of Conversion (the "DELIVERY DATE").

                      (c) The Company understands that a delay in the delivery of the Note Shares in the form required pursuant to Section 9 hereof beyond the Delivery Date could result in economic loss to the Purchaser. In the event that the Company fails to direct its transfer agent to deliver the Note Shares to the Purchaser via the DWAC system within the time frame set forth in Section 9.1(b) above and the Note Shares are not delivered to the Purchaser by the Delivery Date, as compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late issuance of the Note Shares in the form required pursuant to Section 9 hereof upon conversion of the Note in the amount equal to the greater of (i) $500 per business day after the Delivery Date or
(ii) the Purchaser's actual damages from such delayed delivery. Notwithstanding the foregoing, the Company will not owe the Purchaser any late payments if the delay in the delivery of the Note Shares beyond the Delivery Date is out of the control of the Company and the Company is actively trying to cure the cause of the delay. The Company shall pay any payments incurred under this Section in immediately available funds within three (3) trading days of demand and, in the case of actual damages, the demand shall be accompanied by reasonable documentation of the amount of such damages. Such documentation shall show the number of shares of Common Stock the Purchaser is forced to purchase (in an open market transaction) which the Purchaser anticipated receiving upon such conversion, and shall be calculated as the amount by which (A) the Purchaser's total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note, for which such Conversion Notice was not timely honored.

                  Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum amount permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to a Purchaser and thus refunded to the Company.

                  9.2 MAXIMUM CONVERSION. The Purchaser shall not be entitled to convert on a Conversion Date, nor shall the Company be permitted to require the Purchaser to accept, that amount of a Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock actually owned by the Purchaser on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note and exercise of the Warrant with respect to which the determination of this proviso is being made on a Conversion Date, which would result in beneficial ownership by the Purchaser of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Purchaser may void the foregoing conversion limitation upon 75 days prior notice to the Company or without any notice requirement upon the occurrence of an Event of Default.

                  9.3      REGISTRATION RIGHTS.

                  9.4 REGISTRATION RIGHTS GRANTED. The Company hereby grants registration rights to the Purchaser pursuant to a Registration Rights Agreement dated as of even date herewith between the Company and the Purchaser.

                  9.5      INDEMNIFICATION.

                      (a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to the Registration Rights Agreement, the Company will indemnify and hold harmless the Purchaser, and its officers, directors and each other person, if any, who controls the Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchaser, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to the Registration Rights Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser, and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability (i) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of the Purchaser or any such person in writing specifically for use in any such document or (ii) is pursuant to such Purchaser's use of an outdated or defective prospectus after the Company has provided written notice to such Purchaser that the prospectus is outdated or defective.

                      (b) In the event of a registration of the Registrable Securities under the Securities Act pursuant to the Registration Rights Agreement, the Purchaser will indemnify and hold harmless the Company, and its officers, directors and each other person, if any, who controls the Company within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact which was furnished in writing by the Purchaser to the Company expressly for use in (and such information is contained in) the Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to the Registration Rights Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Purchaser will be liable in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Company by or on behalf of the Purchaser specifically for use in any such document. Notwithstanding the provisions of this paragraph, the Purchaser shall not be required to indemnify any person or entity in excess of the amount of the aggregate net proceeds received by the Purchaser in respect of Registrable Securities in connection with any such registration under the Securities Act.

                      (c) Promptly after receipt by a party entitled to claim indemnification hereunder (an "INDEMNIFIED PARTY") of notice of the commencement of any action, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against a party hereto obligated to indemnify such Indemnified Party (an "INDEMNIFYING PARTY"), notify the Indemnifying Party in writing thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to such Indemnified Party other than under this Section 9(c) and shall only relieve it from any liability which it may have to such Indemnified Party under this Section 9(c) if and to the extent the Indemnifying Party is prejudiced by such omission. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and undertake the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section 9(c) for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; if the Indemnified Party retains its own counsel, then the Indemnified Party shall pay all fees, costs and expenses of such counsel, provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have concluded upon the written opinion of its counsel that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or that the interests of the Indemnified Party could reasonably be expected to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

                      (d) In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) the Purchaser, or any officer, director or controlling person of the Purchaser, makes a claim for indemnification pursuant to this
Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Purchaser or such officer, director or controlling person of the Purchaser in circumstances for which indemnification is provided under this Section 9; then, and in each such case, the Company and the Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Purchaser is responsible only for the portion represented by the percentage that the public offering price of its securities covered by the Registration Statement bears to the public offering price of all securities covered by such Registration Statement, provided, however, that, in any such case, (A) the Purchaser will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  9.6 OFFERING RESTRICTIONS. Except as previously disclosed in the SEC Reports or in the Exchange Act Filings, or stock or stock options granted to employees or directors of the Company; or shares of preferred stock issued to pay dividends in respect of the Company's preferred stock; or equity or debt issued in connection with an acquisition of a business or assets by the Company; or the issuance by the Company of stock in connection with the establishment of a joint venture partnership or licensing arrangement (these exceptions hereinafter referred to as the "Excepted Issuances"), the Company will not for so long as the Note is outstanding issue any securities with a continuously variable/floating conversion feature which are or could be (by conversion or registration) free-trading securities (i.e. common stock subject to a registration statement) prior to the full repayment or conversion of the Note (the "Exclusion Period"). Nothing contained in this Section 9.6 shall prohibit any fixed-price offering of Company's Common Stock (including the offering of securities convertible into Common Stock at a fixed price); provided that (i) the fixed-price for such offering shall not be below the then current market price of the Common Stock and (ii) the entire proceeds from such offering shall be used to prepay all of the outstanding principal amount of the Note, plus any accrued and unpaid interest thereon and any other applicable penalties or fees as set forth in the Note.

         10.      MISCELLANEOUS.

                  10.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE BROUGHT ONLY IN ANY STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK; PROVIDED THAT NOTHING CONTAINED IN THIS AGREEMENT SHALL BE DEEMED TO PRECLUDE PURCHASER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER COURT OF COMPETENT JURISDICTION AND NOTHING SHALL BE DEEMED TO PRECLUDE THE COMPANY FROM ASSERTING ANY DEFENSES OR COUNTERCLAIMS IN ANY SUCH ACTIONS. BOTH PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS ON BEHALF OF SUCH PARTIES AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. BOTH PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS ON BEHALF OF SUCH PARTIES FURTHER CONSENT THAT ANY SUMMONS, SUBPOENA OR OTHER PROCESS OR PAPERS (INCLUDING, WITHOUT LIMITATION, ANY NOTICE OR MOTION OR OTHER APPLICATION TO EITHER OF THE AFOREMENTIONED COURTS OR A JUDGE THEREOF) OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS HEREUNDER OR THEREUNDER, MAY BE SERVED BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE PROVIDED A REASONABLE TIME FOR APPEARANCE IS

PERMITTED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS. BOTH PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS ON BEHALF OF SUCH PARTIES WAIVE ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREON OR THEREON IN THE SUPREME COURT FOR THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS FOR ANY ACTION FILED IN EITHER SUCH COURT. IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT OR ANY OTHER AGREEMENT DELIVERED IN CONNECTION HEREWITH IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, THEN SUCH PROVISION SHALL BE DEEMED INOPERATIVE TO THE EXTENT THAT IT MAY CONFLICT THEREWITH AND SHALL BE DEEMED MODIFIED TO CONFORM WITH SUCH STATUTE OR RULE OF LAW. ANY SUCH PROVISION WHICH MAY PROVE INVALID OR UNENFORCEABLE UNDER ANY LAW SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF ANY AGREEMENT.

                  10.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of this Agreement or such other certificate or instrument.

                  10.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement. Purchaser may assign the Note (or any portion thereof) or the Warrant, provided that the assignees of the Note or the Warrant agree in writing to be bound by the terms of and perform all of Purchaser's obligations under this Agreement and the Related Agreements and such assignee provides evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, written certification from the assignee of its sophistication and status as an accredited investor under Regulation D of the Securities Act and a legal opinion from the transferor's counsel that such transfer is exempt from the registration requirements of applicable securities laws. Purchaser or any assignee may not assign any of its rights or remedies under the Security Agreement or the Guaranty to any person or entity other than a permitted assignee of the Note, and Purchaser may not assign any of its rights under the Registration Rights Agreement to any person or entity other than a permitted assignee of the Note or the Warrant. Purchaser or any assignee of the Note or Warrant may not assign its rights hereunder or thereunder to a Competitor (as defined herein) of the Company. A "Competitor" shall mean any business entity that (i) is primarily engaged in providing similar products or services as the Company and from which such products and services the Company derived material revenues for the prior twelve

(12) months, and (ii) does business in any U.S. state in which the Company has an established business. In the event there is more than one holder of the rights and obligations under the Note, then an agent for such holders shall be appointed by the then holder(s) of the majority principal amount outstanding under the Note for the sole purpose of dealing with the Company in connection with administrative matters relating to this Agreement and the Related Agreements, including in requesting waivers and consents. Unless such agent has authority from the holders to grant any such waiver, consent or to make any amendments to this Agreement, the Note, the Guaranty or the Security Agreement without the consent of the holders, all such grants of waivers, consents or amendments shall be made by such agent acting upon the consent of the holders of a majority in principal amount then outstanding except for (i) any modifications in the principal amount, rate of interest or fees payable under the Note or any Related Agreement, (ii) postponements in any fixed payment date, (iii) releases or discharges of the Company or any Subsidiary of any obligation or releases of any collateral except as provided in this Agreement or the Related Agreements or
(iv) any amendment to this Section 10.3, which shall be approved by all holders affected thereby.

                  10.4 ENTIRE AGREEMENT. This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                  10.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  10.6     AMENDMENT AND WAIVER.

                      (a) This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

                      (b) The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

                      (c) The obligations of the Purchaser and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

                  10.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, the Note or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

                  10.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified,

(b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof with a copy in the case of the Company to Legal Counsel, Numerex Corp., 1600 Parkwood Circle SE, Suite 200, Atlanta, Georgia 30339, facsimile number (770) 693-5951 and to Richard Baltz, Esq., Arnold & Porter, 555 12th Street, N.W., Washington, D.C. 20004, facsimile number (202) 942-5999, to the Purchaser at the address set forth on the signature page hereof for such Purchaser, with a copy in the case of the Purchaser to Scott J. Giordano, Esq., Loeb & Loeb LLP, 405 Park Avenue, New York, NY 10154, facsimile number (212) 407-4990, or at such other address as the Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

                  10.9 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals. In the event of a settlement, each party shall bear its own fees, costs and expenses unless otherwise directed by a court of competent jurisdiction.

                  10.10 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  10.11 FACSIMILE SIGNATURES; COUNTERPARTS. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Any party delivering an executed counterpart of this Agreement by facsimile transmission shall deliver an original of such counterpart to the other party hereto within two (2) business days; provided, however, that the failure to so deliver any original counterpart shall not affect the validity or enforceability of this Agreement as against such party.

                  10.12 BROKER'S FEES. Except as set forth on Schedule 11.12 hereof, Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 11.12 being untrue.

                  10.13 CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

                  IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                     PURCHASER:

NUMEREX CORP.                                LAURUS MASTER FUND, LTD.

By: /s/ STRATTON J. NICOLAIDES               By: /s/ DAVID GRIN
    --------------------------------             -------------------------------

Name: STRATTON J. NICOLAIDES                Name: DAVID GRIN
     -------------------------------              ------------------------------

Title:  CEO                                  Title:
      ------------------------------               -----------------------------

Address: 1600 Parkwood Circle SE, Suite 200  Address: c/o Ironshore Corporate
         Atlanta, Georgia 30039              Services Ltd. P.O. Box 1234 G.T.,
         Attn: Chief Financial Officer       Queensgate House, South Church
         Facsimile No.: (770) 693-5951       Street Grand Cayman, Cayman Islands

                                LIST OF EXHIBITS

Form of  Convertible Term Note        Exhibit A

Form of Warrant                       Exhibit B

Form of Opinion                       Exhibit C

Form of Escrow Agreement              Exhibit D

                                    EXHIBIT A

                            FORM OF CONVERTIBLE NOTE

                                    EXHIBIT B

                                 FORM OF WARRANT

                                    EXHIBIT C

                                 FORM OF OPINION

                  The legal opinions rendered by counsel to the Company shall be in form and substance reasonably acceptable to Purchaser.

                                  NUMEREX CORP.

                          SECURITIES PURCHASE AGREEMENT

                                JANUARY 13, 2004

                                TABLE OF CONTENTS

                                                                                                                    PAGE
                                                                                                                    ----
1.       Agreement to Sell and Purchase........................................................................       1

2.       Fees and Warrant Fees and Warrants....................................................................       1

3.       Closing, Delivery and Payment. Closing, Delivery and Payment..........................................       2

         3.1      Closing......................................................................................       2

         3.2      Delivery.....................................................................................       2

4.       Representations and Warranties of the Company.........................................................       2

         4.1      Organization, Good Standing and Qualification................................................       3

         4.2      Subsidiaries.................................................................................       3

         4.3      Capitalization; Voting Rights. Capitalization; Voting Rights.................................       3

         4.4      Authorization; Binding Obligations...........................................................       4

         4.5      Liabilities..................................................................................       4

         4.6      Agreements; Action...........................................................................       4

         4.7      Obligations to Related Parties...............................................................       5

         4.8      Changes......................................................................................       6

         4.9      Title to Properties and Assets; Liens, Etc...................................................       7

         4.10     Intellectual Property........................................................................       7

         4.11     Compliance with Other Instruments............................................................       8

         4.12     Litigation...................................................................................       8

         4.13     Tax Returns and Payments.....................................................................       8

         4.14     Employees....................................................................................       8

         4.15     Registration Rights and Voting Rights........................................................       9

         4.16     Compliance with Laws; Permits................................................................       9

                                                                                                                   PAGE(S)
                                                                                                                   -------
         4.17     Environmental and Safety Laws................................................................       9

         4.18     Valid Offering...............................................................................      10

         4.19     Full Disclosure..............................................................................      10

         4.20     Insurance....................................................................................      10

         4.21     SEC Reports..................................................................................      10

         4.22     Listing......................................................................................      11

         4.23     No Integrated Offering.......................................................................      11

         4.24     Stop Transfer................................................................................      11

         4.25     Dilution.....................................................................................      11

5.       Representations and Warranties of the Purchaser.......................................................      11

         5.1      No Shorting..................................................................................      11

         5.2      Requisite Power and Authority................................................................      11

         5.3      Investment Representations...................................................................      12

         5.4      Purchaser Bears Economic Risk................................................................      12

         5.5      Acquisition for Own Account..................................................................      12

         5.6      Purchaser Can Protect Its Interest...........................................................      12

         5.7      Accredited Investor..........................................................................      12

         5.8      Legends. Legends.............................................................................      12

6.       Covenants of the Company..............................................................................      13

         6.1      Stop-Orders..................................................................................      14

         6.2      Listing......................................................................................      14

         6.3      Market Regulations...........................................................................      14

         6.4      Reporting Requirements.......................................................................      14

         6.5      Use of Funds.................................................................................      14

                                                                                                                   PAGE(S)
                                                                                                                   -------
         6.6      Access to Facilities.........................................................................      14

         6.7      Taxes........................................................................................      14

         6.8      Insurance....................................................................................      15

         6.9      Intellectual Property........................................................................      15

         6.10     Properties...................................................................................      15

         6.11     Confidentiality..............................................................................      15

         6.12     Required Approvals...........................................................................      15

         6.13     Reissuance of Securities.....................................................................      16

         6.14     Opinion......................................................................................      16

7.       Covenants of the Purchaser............................................................................      16

         7.1      Confidentiality..............................................................................      16

         7.2      Non-Public Information.......................................................................      16

         7.3      No Shorting..................................................................................      16

8.       Covenants of the Company and Purchaser Regarding Indemnification......................................      16

         8.1      Company Indemnification......................................................................      16

         8.2      Purchaser's Indemnification..................................................................      17

9.       Conversion of Convertible Note........................................................................      17

         9.1      Mechanics of Conversion......................................................................      17

         9.2      Maximum Conversion...........................................................................      18

         9.3      Registration Rights..........................................................................      18

         9.4      Registration Rights Granted..................................................................      19

         9.5      Indemnification..............................................................................      19

         9.6      OFFERING RESTRICTIONS........................................................................      21

10.      MISCELLANEOUS.........................................................................................      21

                                                                                                                   PAGE(S)
                                                                                                                   -------
         10.1     Governing Law................................................................................      21

         10.2     Survival.....................................................................................      22

         10.3     Successors and Assigns.......................................................................      22

         10.4     Entire Agreement.............................................................................      23

         10.5     Severability.................................................................................      23

         10.6     Amendment and Waiver.........................................................................      23

         10.7     Delays or Omissions..........................................................................      23

         10.8     Notices......................................................................................      23

         10.9     Attorneys' Fees..............................................................................      24

         10.10    Titles and Subtitles.........................................................................      24

         10.11    Facsimile Signatures; Counterparts...........................................................      24

         10.12    Broker's Fees................................................................................      24

         10.13    Construction.................................................................................      24